EXHIBIT 5.1
                                 BRYAN CAVE LLP
                            120 BROADWAY, SUITE 500
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 576-2100
                            FACSIMILE (310) 576-2200

                                  June 16, 1997

PDT, Inc.
7408 Hollister Avenue
Santa Barbara, CA  93117

                  Re:      PDT, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel for PDT, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on June 17, 1997, in connection with the registration of an aggregate of 300,000 shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares"), purchased under the Company's 401(k) - Employee Stock Ownership Plan (the "Plan").

                  In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

                  Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, when issued and sold in accordance with the Plan and the prospectus to be delivered to participants in the Plan, the Shares will be validly issued, fully paid and nonassessable.


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PDT, Inc.
June 16, 1997
Page 2


                  We hereby  consent to the  inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                  This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the States of California and Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                Very truly yours,

                                /S/ BRYAN CAVE LLP

                                BRYAN CAVE LLP